Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan VII L.P.

Canaan Partners VII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westford, CT 06880

Designated Filer:

Canaan VII L.P.

Issuer and Ticker Symbol:

Tremor Video, Inc. [TRMR]

Date of Event:

July 2, 2013

Signatures of Joint Filers:

Canaan VII L.P.

By: Canaan Partners VII LLC
Its General Partner

  By: /s/ Jaime Slocum
    -------------------------------
   Attorney-in-Fact

Canaan Partners VII LLC

  By: /s/ Jaime Slocum
    --------------------------------
   Attorney-in-Fact